                                                                  EXHIBIT 10.5.2

                             THIRD LEASE AMENDMENT
                             ---------------------


     This Third Lease Amendment, made this 1st day of February, 1999 by and between Sterling/Gunston LLC, ("Landlord"), and Network Access Solutions ("Tenant"), is an integral part of that lease dated February 27, 1997 and as amended on June 26, 1998 and November 1, 1998 for 100 Carpenter Drive, Suite 206, Sterling, Virginia 20164 (together known as the "Lease").

     Whereas Landlord and Tenant wish to modify the terms of the Lease,

     Landlord and Tenant hereby agree that the Lease shall be amended as follows:

     1.)  Lease Premises.  The Tenant currently occupies 8,811 rentable square
          --------------
feet of office space known as 100 Carpenter Drive, Suite 202 (2,020 sf.) and Suite 206 (6,791 sf.), Sterling, Virginia. Effective February 1, 1999, the Premises shall be amended to include Suite 201 (2,546 sf.) and 204 (2,020 sf.) for a total of 13,377 rentable square feet as shown on Exhibit.

     3.)  Rent.  Effective February 1, 1999, the Monthly Base Rent shall be as
          ----
follows:

                                      Suite 206   Suite 202   Suite 201 & 204     TOTAL
                                      ---------   ---------   ---------------     -----
February 1, 1999-August 31, 1999      $8,175.45   $2,609.17   $7,039.25           $17,823.87
September 1, 1999-August 31, 2000     $8,420.71   $2,687.44   $7,250.43           $18,358.58
September 1, 2000-August 31, 2001     $8,673.34   $2,768.07   $7,467.94           $18,909.35

     4.)  Additional Rent.  Tenant shall be responsible for its proportionate
          ---------------
share of common area maintenance operating expenses above Base Year 1997. Tenant's proportionate share shall be amended to 30.5% (13,377 sf./43,895 sf.)

     5.)  Tenant Improvement Allowance.  Tenant will accept Suite 201 and 204 in
          ----------------------------
"as-is" condition except that Landlord shall provide Tenant with a tenant improvement allowance of $11,415.00 (representing $2.50 per square foot) on the Suites 201 & 204. Landlord shall pay this allowance to Tenant within 30 days of Tenant providing actual invoices for the tenant improvements completed in Suites 201 & 204.

     6.)  Brokerage.  Tenant warrants and represents that no broker or agent was
          ---------
instrumental in consummating this Lease Amendment and that no prior negotiations were had by Tenant with any broker or agent concerning this Lease Amendment.

     7.)  Cancellation of Sublease.  Upon execution of this Third Lease
          ------------------------
Amendment, Tenant's sublease with Fortner Research LLC for Suite 204 will become null and void.

     8.) All other terms and conditions of the Lease not addressed in this Third Lease Amendment shall remain in full force and effect.


                                     LANDLORD
                                     Sterling/Gunston LLC
                                     By:  Rock Creek Realty LLC
                                          Authorized Member
                                          By:  Bernstein Development Corporation
                                               Its Manager

Date:  _________________________     By:  __________________________________
                                          Robert S. Sandler, Vice President

                                     TENANT
                                     Network Access Solutions

Date:  2/1/99                        By:  /s/  Scott G. Yancey